                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 7, 1994, except for Note 9 as to which the date is February 6, 1995, with respect to the financial statements of Dundee Mills, Incorporated, included in the Proxy Statement of Dundee Mills, Incorporated which is made a part of the Registration Statement (Form S-4) and Prospectus of Springs Industries, Inc. for the registration of 3,000,000 shares of its common stock.


                                                  /s/  Ernst & Young LLP

                                                    ERNST & YOUNG LLP

Atlanta, Georgia

April 13, 1995